Exhibit 99.1

NEWS RELEASE
One Park Place, Suite 700 ● 621 Northwest 53rd Street ● Boca Raton, Florida 33487 ● www.geogroup.com
CR-15-17

THE GEO GROUP REPORTS SECOND QUARTER 2015 RESULTS

•	2Q15 Normalized FFO of $0.63 per Diluted Share

•	2Q15 AFFO of $0.78 per Diluted Share

•	Updated 2015 AFFO Guidance of $3.30 to $3.34 per Diluted Share

•	Updated 2015 Guidance Reflects Additional Start-Up Expenses Related to Gradual Ramp-Up of North Lake Correctional Facility

Boca Raton, Fla. – August 4, 2015 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), the first fully integrated equity real estate investment trust (“REIT”) specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe, reported today its financial results for the second quarter 2015.

Second Quarter 2015 Highlights

•	Net Income Attributable to GEO of $0.38 per Diluted Share

•	Adjusted Net Income of $0.43 per Diluted Share; Reflects M&A Related Expenses and Start-Up Expenses

•	Net Operating Income of $118.5 million

•	Normalized FFO of $0.63 per Diluted Share

•	AFFO of $0.78 per Diluted Share

For the second quarter 2015, GEO reported Normalized Funds From Operations (“Normalized FFO”) of $46.4 million, or $0.63 per diluted share, compared to $51.9 million, or $0.72 per diluted share, for the second quarter 2014. GEO reported second quarter 2015 Adjusted Funds From Operations (“AFFO”) of $57.5 million, or $0.78 per diluted share, compared to $60.9 million, or $0.85 per diluted share, for the second quarter 2014. For the second quarter 2015, GEO reported Net Operating Income (“NOI”) of $118.5 million compared to $119.2 million for the second quarter 2014.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “We are pleased with our second quarter results as well as our outlook for the balance of the year, which reflect the opening of several projects resulting in significant start-up activity. During the second quarter, we completed the activation of 4,320 company-owned beds at three facilities in Oklahoma, Michigan, and California, and we’re scheduled to complete a 626-bed, company-owned expansion in Texas before the end of the year. These important project activations are indicative of the continued need for correctional and detention bed space across the United States as well as our company’s ability to provide tailored real estate, management, and programmatic solutions to our diversified customer base. We have also integrated 6,500 owned beds acquired in the beginning of the year. We remain optimistic about our company’s continued growth opportunities, and we expect all of these milestones will continue to drive enhanced value for our shareholders.”

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

GEO reported total revenues for the second quarter 2015 of $445.9 million up from total revenues of $412.8 million for the second quarter 2014. Second quarter 2015 revenues reflect $20.4 million in construction revenues associated with GEO’s contract for the development and operation of the new 1,300-bed Ravenhall Prison Facility in Australia (the “Ravenhall, Australia project”). GEO reported second quarter 2015 net income attributable to GEO of $28.3 million, or $0.38 per diluted share, compared to $38.9 million, or $0.54 per diluted share, for the second quarter 2014. GEO’s second quarter 2015 results reflect approximately $0.7 million, net of tax, in mergers and acquisition related expenses and approximately $2.9 million, net of tax, in start-up costs. Adjusting for these items, GEO reported second quarter 2015 adjusted net income of $0.43 per diluted share.

Compared to the second quarter 2014, GEO’s second quarter 2015 results reflect significant start-up expenses related to the activation of 4,320 company-owned beds at two existing company-owned facilities, North Lake Correctional Facility in Michigan and Great Plains Correctional Facility in Oklahoma, and a company-owned expansion at the Adelanto Detention Facility in California.

First Six Months 2015 Highlights

•	Net Income Attributable to GEO of $0.77 per Diluted Share

•	Adjusted Net Income of $0.84 per Diluted Share; Reflects M&A Related Expenses and Start-Up Expenses

•	Net Operating Income of $234.6 million

•	Normalized FFO of $1.23 per Diluted Share

•	AFFO of $1.49 per Diluted Share

For the first six months of 2015, GEO reported Normalized FFO of $90.6 million, or $1.23 per diluted share, compared to $93.3 million, or $1.30 per diluted share, for the first six months of 2014. GEO reported AFFO for the first six months of 2015 of $110.4 million, or $1.49 per diluted share, compared to $112.3 million, or $1.56 per diluted share, for the first six months of 2014. For the first six months of 2015, GEO reported Net Operating Income of $234.6 million compared to $226.7 million for the first six months of 2014.

GEO reported total revenues for the first six months of 2015 of $873.3 million up from total revenues of $806.0 million for the first six months of 2014. Revenues for the first six months of 2015 reflect $42.2 million in construction revenues associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. GEO reported net income attributable to GEO of $57.1 million, or $0.77 per diluted share, for the first six months of 2015, compared to $66.9 million, or $0.93 per diluted share for the first six months of 2014. GEO’s results for the first six months of 2015 reflect approximately $2.2 million, net of tax, in mergers and acquisition related expenses and approximately $2.9 million, net of tax, in start-up costs. Adjusting for these items, GEO reported adjusted net income of $0.84 per diluted share for the first six months of 2015.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

NOI, Funds From Operations (“FFO”), Normalized FFO, and AFFO are widely used non-GAAP supplemental financial measures of REIT performance. Please see the section of this press release below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures as well as Adjusted Net Income.

2015 Financial Guidance

GEO updated its financial guidance for 2015 to primarily reflect additional start-up costs in the third and fourth quarters related to the reactivation of the previously idle North Lake Correctional Facility in Michigan (the “North Lake Facility”) during the second quarter 2015.

The reactivation of the North Lake Facility and the previously announced signing of contracts with the State of Vermont and the State of Washington for the out-of-state housing of up to 675 inmates and up to 1,000 inmates, respectively, are expected to result in a gradual ramp-up in population at the North Lake Facility. As a result of this gradual ramp-up, GEO’s guidance reflects quarterly start-up expenses representing approximately $0.02 per diluted share in each of the third and fourth quarters of 2015 as GEO expects to bring additional staff on-board to accommodate increases in the population at the North Lake Facility.

GEO expects full-year 2015 total revenues to be in a range of $1.855 billion to $1.865 billion, including approximately $125 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. GEO’s full-year 2015 NOI is expected to be in a range of $512 million to $516 million and full-year 2015 Adjusted EBITDA to be in a range of $372 million to $376 million.

GEO expects its full-year 2015 AFFO to be in a range of $3.30 to $3.34 per diluted share. GEO expects adjusted earnings for the full year 2015 to be in a range of $1.90 to $1.94 per diluted share. GEO’s full-year 2015 guidance reflects $0.11 per diluted share in mergers and acquisitions related expenses and start-up expenses.

For the third quarter 2015, GEO expects total revenues to be in a range of $473.0 million to $478.0 million, including approximately $24.0 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. GEO expects third quarter 2015 AFFO to be in a range of $0.89 to $0.91 per diluted share. GEO expects third quarter 2015 adjusted earnings to be in a range of $0.52 to $0.54 per diluted share. GEO’s third quarter 2015 guidance reflects $0.02 per diluted share in start-up expenses.

For the fourth quarter 2015, GEO expects total revenues to be in a range of $509.0 million to $514.0 million, including approximately $59.0 million in construction revenue associated with GEO’s contract for the development and operation of the Ravenhall, Australia project. GEO expects fourth quarter 2015 AFFO to be in a range of $0.91 to $0.93 per diluted share. GEO expects fourth quarter 2015 adjusted earnings to be in a range of $0.54 to $0.56 per diluted share. GEO’s fourth quarter 2015 guidance reflects $0.02 per diluted share in start-up expenses.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Quarterly Dividend

On July 31, 2015, GEO’s Board of Directors declared a quarterly cash dividend of $0.62 per share. The quarterly cash dividend will be paid on August 24, 2015 to shareholders of record as of the close of business on August 14, 2015. The declaration of future quarterly cash dividends is subject to approval by GEO’s Board of Directors and to meeting the requirements of all applicable laws and regulations. GEO’s Board of Directors retains the power to modify its dividend policy as it may deem necessary or appropriate in the future.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, EBITDA, and Adjusted EBITDA, and Net Income Attributable to GEO to FFO, Normalized FFO and AFFO along with supplemental financial and operational information on GEO’s business segments and other important operating metrics. A reconciliation table of Net Income Attributable to GEO to Adjusted Net Income is also presented herein. Please see the section of this press release below titled “Note to Reconciliation Tables and Supplemental Disclosure - Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information which is available on GEO’s Investor Relations webpage at www.geogroup.com.

Conference Call Information

GEO has scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss GEO’s second quarter 2015 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations webpage at www.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until August 18, 2015 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10070335.

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is the first fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of correctional, detention, and community reentry facilities around the globe. GEO is the world’s leading provider of diversified correctional, detention, community reentry, and electronic monitoring services to government agencies worldwide with operations in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the ownership and/or management of 106 facilities totaling approximately 85,500 beds, including projects under development, with a growing workforce of approximately 20,000 professionals.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDA, Adjusted EBITDA, Funds from Operations, Normalized Funds from Operations and Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures.

GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO, and AFFO. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2015, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, and real estate related operating lease expense. Net Operating Income is calculated as net income attributable to GEO adjusted by subtracting equity in earnings of affiliates, net of income tax provision, and by adding income tax (benefit) provision, interest expense, net of interest income, depreciation and amortization expense, general and administrative expenses, and real estate related operating lease expense.

EBITDA is defined as Net Operating Income adjusted by subtracting general and administrative expenses and real estate related operating lease expense, and by adding equity in earnings of affiliates, pre-tax. Adjusted EBITDA is defined as EBITDA adjusted for net loss/income attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented M&A related expenses, pre-tax, and start-up expenses, pre-tax. Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Funds from Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax, and start-up expenses, net of tax.

Adjusted Funds from Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt costs and other non-cash interest, and non-cash mark-to-market adjustments for derivative instruments and by subtracting recurring consolidated maintenance capital expenditures.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax, and start-up expenses, net of tax.

Because of the unique design, structure and use of our correctional facilities, we believe that assessing the performance of our correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations. Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in income from continuing operations but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance.

We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from income from continuing operations. We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding financial guidance for the third and fourth quarters of 2015 and full year 2015, the assumptions underlying such guidance, and statements regarding future project activations and growth opportunities. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2015 given the various risks to which its business is exposed; (2) GEO’s ability to declare future quarterly cash dividends and the timing and amount of such future cash dividends; (3) GEO’s ability to successfully pursue further growth and continue to create shareholder value; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; (9) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (10) GEO’s ability to remain qualified as a REIT; (11) the incurrence of REIT related expenses; and (12) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Second quarter 2015 financial tables to follow:

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Q2 2015	Q2 2014	YTD 2015	YTD 2014
Revenues	$445,945	$412,843	$873,314	$805,980
Operating expenses	333,930	300,058	651,839	591,981
Depreciation and amortization	26,560	23,748	51,501	47,890
General and administrative expenses	32,174	28,148	64,022	56,650

Operating income	53,281	60,889	105,952	109,459
Interest income	2,868	824	4,941	1,556
Interest expense	(26,651)	(20,602)	(51,297)	(41,254)

Income before income taxes and equity in earnings of affiliates	29,498	41,111	59,596	69,761
Provision for income taxes	2,369	3,387	5,196	5,525
Equity in earnings of affiliates, net of income tax provision	1,124	1,174	2,610	2,658

Net income	28,253	38,898	57,010	66,894
Less: Net loss/(income) attributable to noncontrolling interests	38	—	58	(6)

Net income attributable to The GEO Group, Inc.	$28,291	$38,898	$57,068	$66,888

Weighted Average Common Shares Outstanding:
Basic	73,665	71,749	73,607	71,599
Diluted	73,903	71,994	73,894	71,875

Income per Common Share Attributable to The GEO Group, Inc. :
Basic:

Net income per share — basic	$0.38	$0.54	$0.78	$0.93

Diluted:

Net income per share — diluted	$0.38	$0.54	$0.77	$0.93

Reconciliation of Net Income Attributable to GEO to Adjusted Income

(In thousands, except per share data)

(Unaudited)

	Q2 2015	Q2 2014	YTD 2015	YTD 2014
Net Income attributable to GEO	$28,291	$38,898	$57,068	$66,888
Add:
Start-up expenses, net of tax	2,912	—	2,912	—
M&A related expenses, net of tax	673	—	2,232	—

Adjusted Net Income	$31,876	$38,898	$62,212	$66,888

Weighted average common shares outstanding - Diluted	73,903	71,994	73,894	71,875
Adjusted Net Income Per Diluted Share	$0.43	$0.54	$0.84	$0.93

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$47,044	$41,337
Restricted cash and investments	7,946	4,341
Accounts receivable, less allowance for doubtful accounts	270,131	269,038
Current deferred income tax assets	25,921	25,884
Prepaid expenses and other current assets	32,672	36,806

Total current assets	$383,714	$377,406

Restricted Cash and Investments	21,047	19,578
Property and Equipment, Net	1,919,266	1,772,166
Contract Receivable	110,176	66,229
Direct Finance Lease Receivable	5,339	9,256
Non-Current Deferred Income Tax Assets	5,873	5,873
Intangible Assets, Net (including goodwill)	850,705	649,165
Other Non-Current Assets	105,331	102,535

Total Assets	$3,401,451	$3,002,208

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$59,567	$58,155
Accrued payroll and related taxes	45,113	38,556
Accrued expenses and other current liabilities	134,783	140,612
Current portion of capital lease obligations, long-term debt, and non-recourse debt	16,822	16,752

Total current liabilities	$256,285	$254,075

Non-Current Deferred Income Tax Liabilities	15,769	10,068
Other Non-Current Liabilities	85,919	87,429
Capital Lease Obligations	9,286	9,856
Long-Term Debt	1,844,763	1,462,819
Non-Recourse Debt	172,852	131,968
Shareholders’ Equity	1,016,577	1,045,993

Total Liabilities and Shareholders’ Equity	$3,401,451	$3,002,208

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO

(In thousands, except per share data)

(Unaudited)

	Q2 2015	Q2 2014	YTD 2015	YTD 2014
Net Income attributable to GEO	$28,291	$38,898	$57,068	$66,888
Add:
Real Estate Related Depreciation and Amortization	14,492	12,985	28,377	26,366

Equals: NAREIT defined FFO	$42,783	$51,883	$85,445	$93,254

Add:
Start-up expenses, net of tax	2,912	—	2,912	—
M&A related expenses, net of tax	673	—	2,232	—

Equals: FFO, normalized	$46,368	$51,883	$90,589	$93,254

Add:
Non-Real Estate Related Depreciation & Amortization	12,068	10,763	23,124	21,524
Consolidated Maintenance Capital Expenditures	(5,425)	(4,961)	(12,086)	(9,381)
Stock Based Compensation Expenses	2,956	2,067	5,578	4,533
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	1,521	1,175	3,216	2,399

Equals: AFFO	$57,488	$60,927	$110,421	$112,329

Weighted average common shares outstanding - Diluted	73,903	71,994	73,894	71,875

FFO/AFFO per Share - Diluted

Normalized FFO Per Diluted Share	$0.63	$0.72	$1.23	$1.30

AFFO Per Diluted Share	$0.78	$0.85	$1.49	$1.56

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income Attributable to GEO to Net Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Q2 2015	Q2 2014	YTD 2015	YTD 2014
Net income attributable to GEO	$28,291	$38,898	$57,068	$66,888
Less
Net loss/(income) attributable to noncontrolling interests	38	—	58	(6)

Net Income	$28,253	$38,898	$57,010	$66,894
Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(1,124)	(1,174)	(2,610)	(2,658)
Income tax provision	2,369	3,387	5,196	5,525
Interest expense, net of interest income	23,783	19,778	46,356	39,698
Depreciation and amortization	26,560	23,748	51,501	47,890
General and administrative expenses	32,174	28,148	64,022	56,650

Net Operating Income, net of operating lease obligations	$112,015	$112,785	$221,475	$213,999

Add: Operating lease expense, real estate	6,510	6,406	13,076	12,701

Net Operating Income (NOI)	$118,525	$119,191	$234,551	$226,700

Subtract (Add):
General and administrative expenses	32,174	28,148	64,022	56,650
Operating lease expense, real estate	6,510	6,406	13,076	12,701
Equity in earnings of affiliates, pre-tax	(1,640)	(1,828)	(3,738)	(3,861)

EBITDA	$81,481	$86,465	$161,191	$161,210

Adjustments
Net loss/(income) attributable to noncontrolling interests	38	—	58	(6)
Stock based compensation expenses, pre-tax	2,956	2,067	5,577	4,533
Start-up expenses, pre-tax	2,808	—	2,808	—
M&A related expenses, pre-tax	818	—	2,992	—

Adjusted EBITDA	$88,101	$88,532	$172,626	$165,737

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Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations

NEWS RELEASE

2015 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	Full Year 2015
Net Income	$134,000	to	$138,000
Real Estate Related Depreciation and Amortization	59,000		59,000

Funds from Operations (FFO)	$193,000	to	$197,000

Adjustments
M&A Related Expenses, Net of Tax	2,000		2,000
Start-Up Expenses, Net of Tax	6,000		6,000

Normalized Funds from Operations	$201,000	to	$205,000

Non-Real Estate Related Depreciation and Amortization	49,000		49,000
Consolidated Maintenance Capex	(22,000)		(22,000)
Non-Cash Stock Based Compensation and Non-Cash Interest Expense	17,000		17,000

Adjusted Funds From Operations (AFFO)	$245,000	to	$249,000

Net Cash Interest Expense	90,000		90,000
Consolidated Maintenance Capex	22,000		22,000
Income Taxes	15,000		15,000

Adjusted EBITDA	$372,000	to	$376,000

G&A Expenses	125,000		125,000
Non-Cash Stock Based Compensation	(10,000)		(10,000)
Real Estate Related Operating Lease Expense	25,000		25,000

Net Operating Income	$512,000	to	$516,000

FFO Per Share (Normalized)	$2.71	to	$2.75
AFFO Per Share	$3.30	to	$3.34
Weighted Average Common Shares Outstanding-Diluted	74,300	to	74,500

- End -

Contact:	Pablo E. Paez	(866) 301 4436
Vice President, Corporate Relations